Exhibit 4.2

March 10, 2021

Re: Amendment to Registration Rights Agreement

Dear Shareholder:

As you also know, Frank’s International N.V. (the “Company”) is party to a Registration Rights Agreement (the “Mosing Family RRA”), dated as of August 14, 2013, with Mosing Holdings, LLC, FWW B.V. and the other parties thereto. Capitalized terms used but not otherwise defined will have the meaning set forth in the Mosing Family RRA.

Pursuant to the Mosing Family RRA, the Company granted to the Holders of Registrable Securities (of which you are one) certain “demand” and “piggyback” registration rights to require the Company to register your Registrable Securities on the terms and conditions in the Mosing Family RRA. Section 10 provides that the Mosing Family RRA may be amended and the observance may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the Holders of at least 66 2/3% of the Registrable Securities or securities convertible into Registrable Securities, and that such amendment or waiver effected in accordance with Section 10 will be binding upon each Holder and the Company.

Reference is made to that certain Agreement and Plan of Merger dated the date hereof by and among the Company, New Eagle Holdings Limited, and Expro Group Holdings International Limited (“Expro”) (the “Merger Agreement”). In connection with the Merger Agreement, the Company is entering into a registration rights agreement with certain members of Expro (the “Merger RRA”). We are writing to request that you approve this amendment (“Amendment”) of the Mosing Family RRA in order to facilitate the transactions contemplated by the Merger RRA.

By your signature below and in accordance with Section 10 of the Mosing Family RRA, the undersigned Holder, for itself and on behalf of its beneficiaries, successors and assigns, hereby acknowledges and agrees as follows:

1.	Section 1 of the Mosing Family RRA shall be amended to add the following as additional defined terms, and inserted alphabetically in such section:

“Merger RRA” means that certain Registration Rights Agreement entered into in connection with the Agreement and Plan of Merger Agreement by and among the Company, New Eagle Holdings Limited, and Expro Group Holdings International Limited, dated March 10, 2021.

“Merger RRA Holders” shall mean any Person holding Merger RRA Registrable Securities.

“Merger RRA Registrable Securities” means Registrable Securities as such term is defined under the Merger RRA (and not as such term is defined under this Agreement).

2.	Section 2(b) of the Mosing Family RRA shall be amended and restated in its entirety as follows:

Underwriting. In connection with any Underwritten Offering under this Section 2, the Company (together with all Holders proposing to distribute their securities through such underwriting) shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Initiating Holders with the consent of the Company, such consent not to be unreasonably withheld, delayed or conditioned. Notwithstanding any other provision of this Section 2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, the Initiating Holders shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated as set forth in this Section 2(b). The shares of Common Stock that may be included shall be allocated first, to the shares requested to be included by the Initiating Holders, and then the shares requested to be included by other Holders, with such shares allocated among such Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement; second, if there remains additional availability for additional Common Stock to be included in such offering, among all Merger RRA Holders in proportion, as nearly as practicable, to the respective amounts of Merger RRA Registrable Securities requested to be included in such registration by such Merger RRA Holders; and third, if there remains availability for additional securities to be included in such offering, to any Persons, other than the Holders or the Merger RRA Holders, who have been granted registration rights, or who have requested participation in the offering, with such priorities among them as the Company shall determine.

If any Holder of Registrable Securities disapproves of the terms of the underwriting, the Holder may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. If by the withdrawal of such Registrable Securities a greater number of shares held by other Persons may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all holders who have included shares in the registration the right to include additional shares in the same proportion used in determining the underwriter limitation in this Section 2(b). If the underwriter has not limited the number of shares to be underwritten, the Company may include shares for its own account if the underwriter so agrees and if the number of shares which would otherwise have been included in such registration and underwriting will not thereby be limited.

3.	Section 3(b) of the Mosing Family RRA shall be amended and restated in its entirety as follows:

Underwriting. The right of any Holder to registration pursuant to this Section 3 shall be conditioned upon such Holder’s participation in the underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall (together with the Company) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 3, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the Company shall so advise all Holders whose securities would otherwise be registered and underwritten pursuant hereto, and the number of shares of Common Stock that may be included in the registration and underwriting shall be so limited and shall be allocated first, to the Company, or if such registration is initiated by the Merger RRA Holders under Section 2.1 of the Merger RRA, to the Merger RRA Holders, in such manner as provided in the Merger RRA; second, if there remains additional availability for additional Common Stock to be included in such offering, (x) among all Holders and Merger RRA Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities or Merger RRA Registrable Securities requested to be included in such registration by such Holders and Merger RRA Holders or (y) if such registration is initiated by the Merger RRA Holders under Section 2.1 of the Merger RRA, among all Holders in proportion, as nearly as practicable, to the respective amount of Registrable Securities requested to be included in such registration by such Holders; and third, if there remains availability for additional securities to be included in such offering, to any Persons, other than the Holders or the Merger RRA Holders, who have been granted registration rights, or who have requested participation in the offering with such priorities among them as the Company shall determine.

If any Holder disapproves of the terms of any such underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the underwriter. If by the withdrawal of such Registrable Securities a greater number of shares held by other Persons may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all holders who have included shares in the registration the right to include additional shares in the same proportion used in determining the underwriter limitation in this Section 3(b). If the underwriter has not limited the number of shares to be underwritten, the Company may include shares for its own account if the underwriter so agrees and if the number of shares which would otherwise have been included in such registration and underwriting will not thereby be limited.

4.	Section 5(a) of the Mosing Family RRA shall be amended by adding the following as the first sentence thereof:

Notwithstanding anything herein to the contrary, in connection with any Demand Registration pursuant to the Merger RRA, the following provisions of this Section 5(a) shall not be applicable to the Company’s obligations hereunder with respect to such Demand Registration, and the Company shall instead comply with the applicable provisions of Section 2.8 of the Merger RRA.

5.	This Amendment shall become effective upon the Effective Time (as defined in the Merger Agreement).

6.

You represent and warrant to the Company that this Amendment has been duly authorized, executed and delivered by you and constitutes your legal, valid and binding obligation, enforceable against you in accordance with its terms, and as of the date of this Amendment, you have and possess an unencumbered right to and have not assigned, encumbered or otherwise transferred any of your rights to the Registrable Securities set forth on the signature page hereto, or the Mosing Family RRA or any of your rights thereunder to any person or entity.

7.

Except as expressly amended herein, the Mosing Family RRA will remain unmodified and in full force and effect and binding on the parties thereto. The terms of the Mosing Family RRA, as modified by this Amendment, are hereby ratified and confirmed in all respects.

8.

This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. This Amendment and the terms, covenants, provisions and conditions hereof will be binding upon, and will inure to the benefit of, the respective heirs, successors and assigns of the parties hereto. This Amendment will be governed by and construed in accordance with the laws of the State of New York, excluding any conflict-of-laws rule or principle that might refer the governance or the construction of this Amendment to the law of another jurisdiction.

[Signature page follows]

The parties have executed this Amendment effective as of the date first set forth above.

FRANK’S INTERNATIONAL N.V.

By:	/s/ Michael C. Kearney
Name:	Michael C. Kearney
Title:	Chairman, President and Chief Executive Officer

[Signatures continue on following page.]

[Signature page to RRA Amendment]

HOLDER

By:	/s/ D. Keith Mosing

Name:	D. Keith Mosing
Title:

Number of Registrable Securities:

9,715,003

[Signature page to RRA Amendment]

HOLDER

By:	/s/ Erich L. Mosing

Name:	Erich L. Mosing
Title:

Number of Registrable Securities:

0

[Signature page to RRA Amendment]

HOLDER

By:	/s/ Kirkland D. Mosing

Name:	Kirkland D. Mosing
Title:

Number of Registrable Securities:

19,917,782

[Signature page to RRA Amendment]